EXHIBIT 3.104

MATT BLUNT

SECRETARY OF STATE

CERTIFICATE OF ORGANIZATION

WHEREAS,

TH Contracting Midwest,

LLC LC0529983

filed its Articles of Organization with this office on the 1st day of July, 2003, and that filing was found to conform to the Missouri Limited Liability Company Act.

NOW, THEREFORE, I, MATT BLUNT, Secretary of State of the State of Missouri, do by virtue of the authority vested in me by law, do certify and declare that on the 1st day of July, 2003, the above entity is a Limited Liability Company, organized in this state and entitled to any rights granted to Limited Liability Companies.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 1st day of July, 2003.

[THE GREAT SEAL OF THE STATE OF MISSOURI]

/s/ Matt Blunt
Secretary of State

FILE NUMBER: 200318812905

DATE FILED: 07/01/2003 03:53 PM

MATT BLUNT

SECRETARY OF STATE

[MISSOURI STATE SEAL]

CORPORATIONS DIVISION	JAMES C. KIRKPATRICK

STATE INFORMATION CENTER

P.O. BOX 778, JEFFERSON CITY, MO 65102	600 W. MAIN STREET,

RM 322, JEFFERSON CITY, MO 65101

ARTICLES OF ORGANIZATION

(Submit in duplicate with filing fee of $105)

1.	The name of the limited liability company is:

TH Contracting Midwest, LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized: To contract with hospitals for medical staffing services

3.	The name and address of the limited liability company’s registered agent in Missouri is:

Corporation Service Company d/b/a

CSC-Lawyers Incorporating Service Company 221 Bolivar Street, Jefferson City, MO, 65101

Name Street Address: May not use P.O. Box unless street address also provided

City/State/Zip

4.	The management of the limited liability company is vested in one or more managers. ☒ Yes ☐ No

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:

Perpetual

6.	The name(s) and street address(es) of each organizer (Post Office box alone not acceptable):

John R. Stair, 1900 Winston Road, Suite 300, Knoxville, Tennessee 37919

7.	For tax purposes, is the limited liability company considered a corporation? ☐ Yes ☒ No

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows: Effective Date of Filling

(Date may not be more than 90 days after the filing date in this office)

IN AFFIRMATION THEREOF, THE FACTS STATED ABOVE ARE TRUE:

/s/ John R. Stair	John R. Stair	6/27/03
(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

LLC-1 (11/00)	State of Missouri Creation - LLC/LP 1 Page(s)

[BARCODE]
T0318415683